UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

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Eledon Pharmaceuticals, Inc.

(Name of Registrant as Specified in Its Charter)

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19900 MacArthur Boulevard, Suite 550

Irvine, California 92612

(949) 238-8090

April 28, 2022

Dear Fellow Stockholder:

On behalf of the Board of Directors, I want to thank you for your support of Eledon Pharmaceuticals, Inc. (the “Company” or “Eledon”) and for the confidence you place in this Board to oversee your interests in our Company.

You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Eledon, to be held at the Company’s corporate office, located at 19900 MacArthur Boulevard, Suite 550, Irvine, California on Tuesday, June 21, 2022 at 11:30 a.m., Pacific time.

During the Annual Meeting, stockholders will be asked to elect two Class II directors and ratify the appointment of KMJ Corbin & Company LLP as Eledon’s independent registered public accounting firm for 2022. The Board of Directors of Eledon has determined that the matters to be considered at the Annual Meeting are in the best interests of Eledon and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.

We are taking advantage of the Securities and Exchange Commission rule that allows us to furnish proxy materials to our stockholders over the Internet. This e-proxy process expedites the delivery of proxy materials to our stockholders, lowers our costs and reduces the environmental impact of the Annual Meeting. Today, we are sending to each of our stockholders who has not elected an alternative means of delivery a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement for the Annual Meeting and our 2021 Annual Report to Stockholders, as well as how to vote via proxy either by telephone or over the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions to allow you to request copies of the proxy materials to be sent to you by mail. Stockholders who have elected to receive copies of our proxy materials delivered via mail or e-mail will be receiving the Proxy Statement, a proxy card and the Annual Report by mail or e-mail, as applicable.

It is important that you vote your shares of common stock at the Annual Meeting or by proxy, regardless of the number of shares you own. You will find the instructions for voting on the Notice of Internet Availability of Proxy Materials or, if you received a printed set of our proxy materials, on the proxy card or voting instruction form you received. We appreciate your prompt attention.

We encourage all stockholders to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. Please review the instructions on each of your voting options described in the Proxy Statement.

Thank you for your ongoing support and continued interest in Eledon Pharmaceuticals, Inc.

On behalf of the Board of Directors,

/s/ David-Alexandre C. Gros
David-Alexandre C. Gros, M.D.
Chief Executive Officer

All references to “Eledon,” “we,” “us,” “our” and “Company” in these proxy materials refer to Eledon Pharmaceuticals, Inc.

ELEDON PHARMACEUTICALS

Notice of Annual Meeting of Stockholders

Eledon Pharmaceuticals, Inc., a Delaware corporation (the “Company” or “Eledon”) will hold its Annual Meeting of Stockholders (the “Annual Meeting”) in person at Eledon’s corporate offices, located at 19900 MacArthur Boulevard, Suite 550, Irvine, California, on Tuesday, June 21, 2022 at 11:30 a.m., Pacific time. You will be able to vote your shares at the meeting in person or by proxy, either over the Internet, by mail or by phone. All stockholders will have the ability to access the proxy materials on the website at  www.proxydocs.com/ELDN, or may request a printed set of the proxy materials.

The Annual Meeting of Stockholders is being convened for the following purposes:

(1)

Election of Keith A. Katkin and John S. McBride as Class II directors to serve until Eledon’s 2025 annual meeting of stockholders and until their respective successors have been duly elected and qualified.

(2)	To ratify the appointment of KMJ Corbin & Company LLP as our independent registered public accounting firm for the year ending December 31, 2022.
(3)	To conduct any other business properly brought before the meeting or any postponement or adjournment thereof.

The accompanying Proxy Statement more fully describes these matters and we urge you to read the information contained in the Proxy Statement carefully. The Board of Directors (the “Board”) recommends a vote “FOR” the election of each of Keith A. Katkin and John S. McBride to Eledon’s Board, and “FOR” the ratification of the appointment of KMJ Corbin & Company LLP as Eledon’s independent registered public accounting firm for the year ending December 31, 2022.

This Proxy Statement summarizes information about the proposals to be considered and voted on at the meeting and other information you may find useful in determining how to vote. The proxy card or voting instruction form, as applicable, is the means by which you actually authorize another person to vote your shares in accordance with your instructions. We are making this Proxy Statement, the related proxy card and our annual report to stockholders for the fiscal year ended December 31, 2021 available to stockholders via mailing on or about May 9, 2022.

The record date for the Annual Meeting of Stockholders is April 25, 2022. Only stockholders of record at the close of business on that date may vote at the meeting or any postponement or adjournment thereof. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals.

On behalf of the Board of Directors,

/s/ David-Alexandre C. Gros
David-Alexandre C. Gros, M.D.
Chief Executive Officer April 28, 2022

YOUR VOTE IS IMPORTANT
Please vote via the Internet or telephone.
Internet: www.proxypush.com/ELDN
Phone: 1-866-229-2195
If you received a proxy card or voting instruction form, please mark, sign and date it when received and return it promptly in the self-addressed, stamped envelope provided to you.

QUESTIONS AND ANSWERS

ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

We sent you the Notice of Internet Availability of Proxy Materials (the “Notice”) because our Board is soliciting your proxy to vote at our Annual Meeting, including at any postponements or adjournments of the meeting. We have elected to provide access to the full proxy materials over the Internet and have provided our stockholders with instructions on how to access the proxy materials in the Notice that you received. Rules adopted by the Securities and Exchange Commission (the “SEC”) allow us to provide access to our proxy materials over the Internet. All stockholders will have the ability to access the proxy materials on the website at https://www.proxydocs.com/ELDN, or may request a printed set of the proxy materials. Instructions on how to access the proxy materials or to request a printed copy may be found in the Notice. We intend to mail the Notice to all stockholders of record entitled to vote at the Annual Meeting on or about May 9, 2022.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote on the following matters:

1.

To elect Keith A. Katkin and John S. McBride as Class II directors to serve until Eledon’s 2025 annual meeting of stockholders and until their respective successors have been duly elected and qualified;

2.	To ratify the appointment of KMJ Corbin & Company LLP as our independent registered public accounting firm for the year ending December 31, 2022; and
4.	To conduct any other business properly brought before the meeting or any postponement or adjournment thereof.

Who can vote at the Annual Meeting?

To be entitled to vote, you must have been a stockholder of record at the close of business on April 25, 2022, the record date for our Annual Meeting. There were 13,756,788 shares of our common stock outstanding and entitled to vote at the Annual Meeting as of the record date.

How many votes do I have?

Each share of our common stock that you own as of the record date will entitle you to one vote on each matter considered at the Annual Meeting.

How do I vote?

If you are the “record holder” of your shares, meaning that your shares are registered in your name in the records of our transfer agent, Mediant Communications, you may vote your shares at the meeting in person or by proxy as follows:

1.

Over the Internet: To vote over the Internet, please go to the following website: https://www.proxypush.com/ELDN, and follow the instructions at that site for submitting your proxy electronically. If you vote over the Internet, you do not need to complete and mail your proxy card or vote your proxy by telephone. You must specify how you want your shares voted or your Internet vote cannot be completed, and you will receive an error message. You must submit your Internet proxy before 11:59 p.m., Eastern time, on June 20, 2022, the day before the Annual Meeting, for your proxy to be valid and your vote to count.

2.

By Telephone: To vote by telephone, please call (866) 229-2195, and follow the instructions provided on the Notice or proxy card. If you vote by telephone, you do not need to complete and mail your proxy card or vote your proxy over the Internet. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. You must submit your telephonic proxy before 11:59 p.m., Eastern time, on June 20, 2022, the day before the Annual Meeting, for your proxy to be valid and your vote to count.

3.

By Mail: To vote by mail, you must complete, sign and date the proxy card and then return it in the self-addressed, stamped envelope provided to you. If you vote by mail, you do not need to vote your proxy over the Internet or by telephone. Mediant Communications must receive the proxy card not later than June 20, 2022, the day before the Annual Meeting, for your proxy to be valid and your vote to count. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of our board of directors.

4.	In Person at the Meeting: If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the meeting.

If your shares are held in “street name,” meaning they are held for your account by an intermediary, such as a broker, bank or other nominee, then you are deemed to be the beneficial owner of your shares and the broker that actually holds the shares for you is the record holder and is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the broker, bank or other nominee that holds your shares. In order to vote your shares, you will need to follow the instructions that your broker, bank or other nominee provides you. Many intermediaries accept voting instructions over the Internet or by telephone.

If your shares are held in “street name” through a broker and you do not give voting instructions to your broker, your broker or nominee may vote the shares with respect to matters that are considered to be “discretionary,” but may not vote the shares with respect to “non-discretionary” matters. Proposal 2 (ratification of independent registered public accounting firm) is discretionary and Proposal 1 (election of directors) is “non-discretionary.” Accordingly, if you hold your shares in street name and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on Proposal 2, but will not be permitted to vote your shares on any of the other items at the Annual Meeting. If your broker exercises this discretion, your shares will be voted on Proposal 2 in the manner directed by your broker, but your shares will constitute “broker non-votes” for Proposal 1.

Regardless of whether your shares are held in street name, you are welcome to attend the meeting. You may not vote shares held in street name in person at the meeting, however, unless you obtain a legal proxy, executed in your favor, from the holder of record (i.e., your broker). A legal proxy is not the form of proxy included with this Proxy Statement and is not the “voting instruction form” that is supplied to you by the broker, bank or other nominee that holds your shares.

Can I change my vote?

If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the vote is taken at the Annual Meeting. To do so, you must do one of the following:

1.	Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted.
2.	Sign and return a new proxy card. Only your latest dated and timely received proxy card will be counted.
3.

Attend the Annual Meeting and vote in person as instructed above. Attending the Annual Meeting will not alone revoke your Internet or telephone vote or proxy card submitted by mail, as the case may be.

If your shares are held in “street name,” you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer above.

How many shares must be represented to have a quorum and hold the Annual Meeting?

A majority of our shares of common stock issued and outstanding and entitled to vote at the Annual Meeting must be present in person or represented by proxy to transact business at the Annual Meeting. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by completing and submitting a proxy card by mail or that are represented in person at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count broker non-votes as described above as present at the meeting for purposes of determining whether a quorum exists. If a quorum is not present at the Annual Meeting, we expect the chairman of the meeting to adjourn the Annual Meeting until we obtain a quorum.

What vote is required to approve each matter and how are votes counted?

Proposal 1—Election of Class II Directors

A nominee will be elected as a director at the Annual Meeting if the nominee receives a plurality of the votes cast by the stockholders entitled to vote on the election (meaning that the two director nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected as Class II directors). Broker non-votes and votes that are withheld will have no effect on the outcome of the election.

Proposal 2—Ratification of the Appointment of Independent Registered Public Accounting Firm

The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the ratification of the appointment of KMJ Corbin & Company LLP as our independent registered public accounting firm for the year ending December 31, 2022. Abstentions will not be counted as votes cast on the matter and will have no effect on the outcome of this proposal. No broker non-votes are expected on Proposal 2.

Who will count the vote?

The votes will be counted, tabulated and certified by an Inspector of Elections appointed by our board of directors.

How does the board of directors recommend that I vote on the proposals?

Our board of directors recommends that you vote:

FOR the election of Keith A. Katkin and John S. McBride as Class II directors, each for a three-year term; and

FOR the ratification of the appointment of KMJ Corbin & Company LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any matters that may come before the Annual Meeting other than the election of our Class II directors and the ratification of the appointment of our independent registered public accounting firm. If any other matters are properly presented at the Annual Meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.

How do I attend the Annual Meeting?

The 2022 Annual Meeting of stockholders of Eledon Pharmaceuticals, Inc. will be held on Tuesday, June 21, 2022 at 11:30 a.m., Pacific time, at the corporate office of Eledon Pharmaceuticals, Inc., located at 19900 MacArthur Boulevard, Suite 550, Irvine, California. Regardless of whether you are the “record holder” of your shares or your shares are held in street name, if you held your shares as of the close of business on April 25, 2022, you are welcome to attend the meeting. Please bring photo identification and proof of ownership as of the record date, April 25, 2022. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf. In addition, if you are a beneficial stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Where can I find the voting results?

We plan to announce preliminary voting results at the Annual Meeting and will report final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the date of our Annual Meeting.

What are the costs of soliciting these proxies?

We will bear the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile, and in person without additional compensation. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

Implications of Being a “Smaller Reporting Company”

We qualify as a “smaller reporting company” under the rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For so long as we remain a smaller reporting company, we are permitted and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not smaller reporting companies. These exemptions include reduced disclosure obligations regarding executive compensation. We may take advantage of some or all these exemptions until such time as we are no longer a smaller reporting company.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors

Our board of directors is divided into three classes, with members of each class holding office for staggered three-year terms. As described in the biographical information below, a number of the members of our board of directors were associated with Anelixis Therapeutics, Inc. (“Anelixis”) prior to the combination of Eledon Pharmaceuticals, Inc. (“Eledon”) and Anelixis in September 2020 (the “Anelixis Transaction”).

Set forth below are the names and certain information for each continuing member of the board, including the nominees for election as Class II directors, as of March 31, 2022. The information presented includes each director’s and nominee’s principal occupation and business experience for the past five years, and the names of other public companies of which he or she has served as a director during the past five years. The information presented below regarding the specific experience, qualifications, attributes and skills of each director and nominee led our nominating and corporate governance committee and our board of directors to conclude that he or she should serve as a director. In addition, we believe that all of our directors and nominees possess the attributes or characteristics described in “—Corporate Governance Matters—Director Nomination Process” that the nominating and corporate governance committee expects of each director. There are no family relationships among any of our directors, nominees for director, or executive officers.

Name	Age	Position(s)
Class I Director
June Lee, M.D.	56	Director
Walter Ogier	65	Director
Steven Perrin, Ph.D.	57	President, Chief Scientific Officer, Director
Class II Director Nominees
Keith A. Katkin	50	Chair of the Board of Directors
John S. McBride	70	Director
Class III Directors
David-Alexandre C. Gros, M.D.	49	Chief Executive Officer, Director
Gary A. Lyons	71	Director
Jan Hillson, M.D.	69	Director

Class I Directors

June Lee, M.D., has served as a member of our board of directors since December 2020 and currently serves on our compensation committee, nomination and corporate governance committee and Chair of our science and technology committee. From February 2021 to November 2021, Dr. Lee was founder and Chief Executive Officer at Esker Therapeutics, Inc. From January 2017 until June 2020, Dr. Lee was Chief Development Officer and Chief Operating Officer of MyoKardia, Inc., a clinical stage biotechnology company with a focus on precision cardiovascular medicines. At MyoKardia she built and led a world class development organization culminating in the company’s $13.1 billion acquisition by Bristol Myers Squibb in November 2020. Prior to MyoKardia from April 2011 to January 2017, Dr. Lee was Professor of Medicine at UCSF School of Medicine, where she served as Director of Translational Research and built the Catalyst Program, an internal accelerator at UCSF for early-stage technologies in therapeutics, devices, diagnostics, and digital health. She is also the founding chair of the University of California Drug, Device, Discovery and Development Group. Previously, from March 2004 to April 2011, she was therapeutic area head in early clinical development in cardiovascular, metabolism, respiratory, and infectious diseases at Genentech. Dr. Lee is a member of the Board of Directors of the Council of Korean Americans, of which she previously served as Chair. She is a founding member of the Translational Research Advisory Council of South Korea’s MOGAM Research Institute, and the MTRAC for Life Sciences Innovation Hub Therapeutic/Diagnostic Oversight Committee, a unit associated with the University of Michigan Medical School. Dr. Lee currently serves on the board of CinCor Pharma, Inc. and Tenya Therapeutics, Inc., serves on Johns Hopkins University Center for Therapeutic Translation’s Advisory Board, and on the Scientific Advisory Boards for Aer Therapeutics, Inc., and Foresite Labs. Dr. Lee completed a Bachelor of Science in chemistry at the Johns Hopkins University, an M.D. at the School of Medicine at University of California, Davis, and her clinical training in internal medicine and pulmonary & critical care at UCLA and UCSF. We believe Dr. Lee is qualified to serve on our board because of her extensive scientific background and leadership experience in the industry.

Walter Ogier has served as a member of our board of directors since September 2020, when he joined the board in connection with the Anelixis transaction. Mr. Ogier currently serves on our audit committee and compensation committee and our science and technology committee. Mr. Ogier served as the Chairman of Anelixis from September 2017 until September 2020. Mr. Ogier has more than 30 years of experience developing therapeutic medical products ranging from pharmaceuticals to medical devices, stem and immune cell therapies, and gene therapies. From December 2016 to June 2017, Mr. Ogier served as President and Chief Executive Officer of Regenacy Pharmaceuticals, LLC and from December 2016 through March 2020, he was a member of Regenacy Pharmaceuticals’ board of directors. Mr. Ogier has served on the board of directors of Biothera Pharmaceuticals, Inc. from 2014 through September 2020, on the board of managers of Thetis Pharmaceuticals LLC since January 2016, on the board of directors of Nemucore Medical Innovations, Inc. from January 2018 through April 2022, and on the board of directors of IRX Therapeutics Inc. from July 2018 until its acquisition by Brooklyn Immunotherapeutics LLC in November 2018. From 2001 to 2005, Mr. Ogier served as President, Chief Executive Officer and Director of Genetix Pharmaceuticals (now bluebird bio, Inc., Nasdaq: BLUE). From 2008 until its acquisition by Calgene Corporation in 2016, Mr. Ogier served as President, Chief Executive Officer and Director of Acetylon Pharmaceuticals. Finally, Mr. Ogier served as President, Chief Executive Officer and Director for Arbios Systems, Inc. (OTC: ABOS) from 2005 to 2007. Mr. Ogier received his Bachelor of Arts in Chemistry from Williams College in 1979 and an MBA from Yale School of Management in 1987. We believe Mr. Ogier is qualified to serve on our board because of his many years of experience managing companies in the biopharmaceutical industry and his extensive knowledge of the Company.

Steven Perrin, Ph.D., has served as a member of our board of directors since September 2020, when he joined the board in connection with the Anelixis transaction. Dr. Perrin currently serves as our President and Chief Scientific Officer, a position he has held since September 2020. From January 2013 until joining Eledon, Dr. Perrin served as Chief Executive Officer of Anelixis Therapeutics Inc. Dr. Perrin has been Executive Chairman of the ALS Therapy Development Institute since June 2010. Dr. Perrin also served as Chief Scientific Officer for the ALS Therapy Development Institute from January 2007 to August 2018. From November 2001 to December 2006, he has served as Associate Director of Molecular Profiling for Biogen Idec. Dr. Perrin received his Bachelor of Science in Biology from Boston College in 1987 and his PhD in Biochemistry from Boston University School of Medicine in 1994. We believe Dr. Perrin is qualified to serve on our board due to his strong scientific background, his extensive knowledge of the Company and experience in our industry.

Class II Director Nominees

Keith A. Katkin has been a member and the Chair of our board of directors since May 2017 and currently serves as the Chair of our nominating and corporate governance committee. Mr. Katkin joined Eledon when it acquired Otic Pharma, Ltd in May 2017. Mr. Katkin served as the Principal Executive Officer and as a member of the board of directors of Urovant Sciences Ltd, a public biopharmaceutical company from September 2017 until March 2020. Mr. Katkin served as the President and Chief Executive Officer of Avanir Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, from 2007 to 2016. Mr. Katkin led the growth and ultimate sale of Avanir to Otsuka Pharmaceutical Co., Ltd. for $3.5 billion. Mr. Katkin joined Avanir in 2005 as Senior Vice President of Sales and Marketing and a member of Avanir’s executive management team. Prior to joining Avanir, Mr. Katkin served as Vice President, Commercial Development for Peninsula Pharmaceuticals, Inc., a privately held biopharmaceutical company, playing a key role in the concurrent initial public offering and ultimate sale of the company to Johnson and Johnson. Additionally, Mr. Katkin’s employment experience includes leadership roles at InterMune, Inc., Amgen, Inc. and Abbott Laboratories. Mr. Katkin currently serves on the Board of Directors of Syndax Pharmaceuticals, Inc., and Emergent BioSolutions, Inc. Mr. Katkin served on the board of Rigel Pharmaceuticals, Inc. until May of 2022. Mr. Katkin has an M.B.A. from the Anderson School of Business at UCLA and earned a B.S. in Business and Accounting from Indiana University. Mr. Katkin is also a certified public accountant. We believe Mr. Katkin is qualified to serve on our board due to his experience at multiple public pharmaceutical companies and his extensive knowledge of the Company and experience in our industry.

John S. McBride has been a member of our board of directors since May 2017 and currently serves on our nominating and corporate governance committee and serves as the Chair of our audit committee. Mr. McBride currently serves as President of Alliance Life Science Advisors, Inc., a consulting firm focused on assisting life science companies with strategic planning, business development and financing projects. Mr. McBride has been active with the firm during various periods over the last thirteen years. From August 2019 until March 2021, Mr. McBride was Chief Financial Officer of Cadent Therapeutics, Inc. Mr. McBride served as Tokai Pharmaceuticals’ Chief Operating Officer from February 2014 to May 2017 and as Tokai’s Chief Financial Officer from September 2016 to May 2017. He previously served as Tokai’s interim Chief Financial Officer from April 2014 until September 2014. Prior to joining Tokai, Mr. McBride founded and served as President of Alliance Life Science Advisors, Inc., where he was active from March 2012 until February 2014 and became active again beginning in June 2017 until August 2019. Prior to founding Alliance Life Science Advisors, Inc., Mr. McBride was an independent consultant from January 2009 until March 2012. In addition, Mr. McBride previously served as Executive Vice President and Chief Operating Officer of Gloucester Pharmaceuticals, Inc., Global Head of Oncology Licensing at Pharmacia Corporation, Executive Vice President, Business Operations and Chief Financial Officer at

CytoTherapeutics, Inc., Vice President, Business Development and Treasurer at Phytera, Inc., Vice President, Commercial Development at Sparta Pharmaceuticals, Inc. and Vice President, Business Development at U.S. Bioscience, Inc. Mr. McBride holds a B.S. in Biochemistry and an M.S. in Chemical Engineering from the University of Wisconsin and an M.B.A from the Wharton School, University of Pennsylvania. We believe Mr. McBride is qualified to serve on our board of directors due to his extensive knowledge of the Company and our industry.

Class III Directors

David-Alexandre C. Gros, M.D., has been a member of our board of directors and the Company’s Chief Executive Officer since September 2020. Dr. Gros served as an advisor to Eledon since May 2020. He joined Eledon from Imbria Pharmaceuticals, Inc., a clinical-stage biotechnology company, where from May 2018, he was Co-Founder, Chief Executive Officer and served on its board of directors, including as Chairman. Prior to Imbria, Dr. Gros was President and Chief Operating Officer of Neurocrine Biosciences, Inc., Chief Business and Principal Financial Officer of Alnylam Pharmaceuticals, Inc., and Chief Strategy Officer of Sanofi, S.A. Before joining Sanofi, Dr. Gros held leadership positions in healthcare investment banking at Centerview Partners, LLC, and Merrill Lynch, Pierce, Fenner & Smith Inc., and in healthcare consulting at McKinsey & Company. He previously served on the Board of Directors of Eliem Therapeutics, Inc., a biotechnology company which he co-founded, and of Saint Jean Groupe, S.A., a leading French manufacturer of pasta products since 1935. Dr. Gros earned his Doctor of Medicine from The Johns Hopkins University School of Medicine, a Master of Business Administration from Harvard Business School, and a Bachelor of Arts from Dartmouth College. We believe Dr. Gros is qualified to serve on our board due to his strong scientific background, his extensive knowledge of the Company and experience in our industry.

Gary A. Lyons has been a member of our board of directors since May 2017 and currently serves on our audit committee and serves as Chair of our compensation committee. Mr. Lyons is currently a member of the board of directors of Neurocrine Biosciences, Inc., a position he has held since February 1993. Mr. Lyons joined Neurocrine in 1993, serving as Chief Executive Officer until 2008. Mr. Lyons is currently the Chairman of the Board of Travere Therapeutics, Inc., serves on the Board of Directors of Brickell Biotech, Inc. and Rigel Pharmaceuticals, Inc. He previously served on the board of directors of Facet Biotech Corporation following Facet’s spin-off from PDL, until Facet’s acquisition by Abbott Laboratories in April 2010. From 1983 to 1993, he held a number of management positions at Genentech, including Vice President of Business Development and Vice President of Sales, and also served as a member of Genentech’s Executive Committee. Mr. Lyons was responsible for international licensing, acquisitions and partnering for Genentech’s Corporate Venture Program and had operating responsibility for two subsidiaries, Genentech Canada, Inc. and Genentech Limited (Japan). He holds a B.S. in Marine Biology from the University of New Hampshire and an M.B.A. from Northwestern University’s J.L. Kellogg Graduate School of Management. We believe Mr. Lyons is qualified to serve on our board of directors due to his depth of knowledge of the industry and his many years of experience serving on the board of directors of biopharmaceutical companies.

Jan Hillson, M.D. has served as a member of our board of directors since July 2021 and currently serves on our science and technology committee. Dr. Hillson currently serves as Senior Vice President of Clinical Development at Provention Bio, a clinical stage public company focused on debilitating and life-threatening immune-mediated disease a position held since November 2021. Prior to Provention, Dr. Hillson was Senior Vice President of Clinical Development at Alpine Immune Sciences. Prior to Alpine Immune Sciences, Dr. Hillson was Senior Vice President of Drug Development for ChemoCentryx, and, before that, served as Vice President of Clinical and Translational Research at Momenta Pharmaceuticals. Earlier in her career, she served in senior roles at ZymoGenetics/Bristol Myers Squibb and Xcyte Therapies. Dr, Hillson also served as a member of the Clinical Faculty at Harvard Medical School (Cambridge Health Alliance), Assistant Professor at the University of Washington, and Division Head at Virginia Mason Medical Center. Dr. Hillson is a licensed rheumatologist and continues to care for patients. She received her MD from Stanford School of Medicine, an MS from the California Institute of Technology, an MS in Marine Chemistry from Scripps Institute of Oceanography, and a BS from Michigan State University. We believe Dr. Hillson is qualified to serve on our board due to her strong scientific background and experience in our industry.

Corporate Governance Matters

Our board of directors believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of stockholders. This section describes key corporate governance policies and practices that our board of directors has adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct are available on the Corporate Governance section of our website, which is located at http://ir.eledon.com/corporate-governance/governance-overview.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines, which provide a framework for the conduct of our board of directors’ business, provide that:

•	the principal responsibility of our board of directors is to oversee our management;
•	a majority of the members of the board of directors must be independent directors, unless otherwise permitted by the rules of The Nasdaq Stock Market LLC (“Nasdaq”);
•	the independent directors meet at least twice a year in executive session and at other times at the request of any independent director;
•	directors have full and free access to management and, as necessary and appropriate, independent advisors; and
•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis.

Board Leadership Structure

Our corporate governance guidelines provide that the nominating and corporate governance committee shall periodically assess the board of directors’ leadership structure, including whether the offices of Chief Executive Officer and Chair of the board of directors should be separate. Our guidelines provide the board of directors with flexibility to determine whether the two roles should be combined or separated based upon our needs and the board of directors’ assessment of its leadership from time to time. We currently separate the roles of Chief Executive Officer and Chair of the board of directors. Our Chief Executive Officer is responsible for setting the strategic direction for our company and the day-to-day leadership and performance of our company, while our Chair of the board of directors presides over meetings of the board of directors, including executive sessions of the board of directors, and performs oversight responsibilities. Because we have an independent Chair, the board of directors has not appointed a separate lead independent director. Our board of directors has four standing committees that currently consist of, and are chaired by, independent directors. Our board of directors delegates substantial responsibilities to the committees, which then report their activities and actions back to the full board of directors. We believe that the independent committees of our board of directors and their chairpersons promote effective independent governance. We believe this structure represents an appropriate allocation of roles and responsibilities for our company at this time because it strikes an effective balance between management and independent leadership participation in our board of directors proceedings.

Board Determination of Independence

Rule 5605 of the Nasdaq Listing Rules requires a majority of a listed company’s board of directors to be comprised of independent directors. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent under the Exchange Act. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under Rule 5605(a)(2) of the Nasdaq Listing Rules, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of Drs. Lee and Hillson and Messrs. Ogier, Katkin, McBride and Lyons is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Listing Rules). Dr. Gros is not an independent director under Rule 5605(a)(2) because he is our Chief Executive Officer. Dr. Perrin is not an independent director under Rule 5605(a)(2) because he is our President and Chief Scientific Officer.

Our board of directors also determined that John S. McBride, Gary A. Lyons and Walter Ogier, who currently serve on our audit committee, satisfy the independence standards for audit committees established by the SEC and the Nasdaq Listing Rules, including the independence requirements contemplated by Rule 10A-3 under the Exchange Act. In addition, our board of directors determined that Gary A. Lyons, June Lee and Walter Ogier, who currently serve on our compensation committee, satisfy the independence standards for compensation committees established by the SEC and the Nasdaq Listing Rules, including the independence requirements contemplated by Rule 10C-1 under the Exchange Act. In making such determinations, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Board of Director Meetings and Attendance

Our board of directors held six meetings during fiscal 2021. During fiscal 2021, each of the directors then in office attended at least 75% of the aggregate of the number of board of director meetings and the number of meetings held by all committees of the board of directors on which such director then served during the period of his or her service during fiscal 2021. Our corporate governance guidelines provide that directors are expected to attend the annual meeting of stockholders. All of our directors then in office attended the 2021 annual meeting of stockholders.

Communicating with the Board of Directors

The board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Chair of the board of directors is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chair of the board of directors considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to our board of directors should address such communications to Eledon Pharmaceuticals, Inc., Attention: Board of Directors, 19900 MacArthur Boulevard, Suite 550, Irvine, California 92612.

Committees of the Board of Directors

We have established an audit committee, a compensation committee, a science and technology committee and nominating and a corporate governance committee. Each of these committees operates under a charter that has been approved by our board of directors. A copy of each committee’s charter can be found under the Corporate Governance section of our website, which is located at http://ir.eledon.com/corporate-governance/governance-overview.

The following table provides the current membership for each of the Board Committees:

Name	Audit Committee	Compensation Committee	Science and Technology Committee	Nominating and Corporate Governance Committee
Gary A. Lyons	X	X*
Jan L. Hillson, M.D.			X
John S. McBride	X*			X
June Lee, M.D.		X	X*	X
Keith A. Katkin				X*
Walter Ogier	X	X	X
David-Alexandre C. Gros, M.D.
Steven Perrin, Ph.D.

*Committee Chairperson

Audit Committee

Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•	overseeing our internal audit function, if any;
•	discussing our risk management policies;
•	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
•	meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;
•	reviewing and approving or ratifying any related person transactions; and
•	preparing the audit committee report required by SEC rules.

Our board of directors has determined Messrs. McBride and Lyons each qualify as an “audit committee financial expert” within the meaning of applicable SEC rules. The audit committee held eight meetings during fiscal 2021.

Compensation Committee

Our compensation committee’s responsibilities include:

•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our Chief Executive Officer and other executive officers;
•	overseeing the evaluation of our senior executives;
•	reviewing and making recommendations to our board of directors with respect to our incentive-compensation and equity-based compensation plans;
•	overseeing and administering our equity-based plans;

•	reviewing and making recommendations to our board of directors with respect to director compensation;
•	reviewing and discussing with management our “Compensation Discussion and Analysis” disclosure (to the extent such disclosure is required by SEC rules); and
•	preparing the compensation committee report (to the extent such report is required by SEC rules).

The compensation committee held four meetings during fiscal 2021.

The compensation committee may delegate to one or more executive officers of the Company the power to grant options or other stock awards pursuant to such equity-based plan to employees of the Company or any subsidiary of the Company who are not directors or executive officers of the Company. The compensation committee may also form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances.

Science and Technology Committee

Our science and technology committee’s responsibilities include:

•	reviewing and making recommendation to our board of directors on research and development structure and optimization;
•	reviewing and making recommendation to our board of directors on path to clinic and path to market strategies for the Company’s programs;
•	reviewing and making recommendation to our board of directors on potential buy-side business development opportunities from a scientific, medical and regulatory perspective;
•	assisting management in identifying, sourcing, screening, and evaluating buy-side business development opportunities from a scientific, medical and regulatory perspective; and
•	assisting management in strategizing, messaging, and networking with respect to sell-side business development opportunities from a scientific and technical perspective.

The science and technology committee held two meetings during fiscal 2021.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become members of our board of directors;
•	recommending to our board of directors the persons to be nominated for election as directors and to each of our board of directors’ committees;
•	developing and recommending corporate governance principles to our board of directors; and
•	overseeing an annual evaluation of our board of directors.

The nominating and corporate governance committee held four meetings during fiscal 2021.

Director Nomination Process

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes, among other things, requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and corporate governance committee and our board of directors.

Criteria and Diversity

In considering whether to recommend to our board of directors any particular candidate for inclusion in our board of directors’ slate of recommended director nominees, including candidates recommended by stockholders, the nominating and corporate governance committee of our board of directors applies the criteria set forth in the charter of the nominating and corporate governance committee. These criteria include, among other things, the candidate’s integrity, business acumen, knowledge of our business and industry, the ability to act in the interests of all stockholders and lack of conflicts of interest.

The director biographies set forth above indicate each nominee’s experience, qualifications, attributes and skills that led our nominating and corporate governance committee and our board of directors to conclude he or she should continue to serve as a director. Our nominating and corporate governance committee and our board of directors believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees as a group, together with the incumbent directors, possess the skill sets and specific experience desired of our board of directors as a whole.

Our nominating and corporate governance committee does not have a policy (formal or informal) with respect to diversity, but believes that our board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. In this regard, the nominating and corporate governance committee also takes into consideration the diversity (for example, with respect to gender, race and national origin) of our board members. The nominating and corporate governance committee does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors.

Stockholder Recommendations and Nominations

Stockholders may recommend individuals to our nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Eledon Pharmaceuticals, Inc., Attention: Nominating and Corporate Governance Committee, 19900 MacArthur Boulevard, Suite 550, Irvine, California 92612. Assuming that appropriate biographical and background material has been provided on or before the dates set forth in this proxy statement under the heading “Other Matters – Stockholder Proposals for our 2023 Annual Meeting,” the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.

Stockholders also have the right under our by-laws to directly nominate director candidates for consideration at any annual meeting, without inclusion of such candidate(s) in the Company’s proxy materials and without any action or recommendation on the part of the nominating and corporate governance committee or our board of directors, by following the procedures set forth under “Other Matters – Stockholder Proposals for our 2023 Annual Meeting.”

Oversight of Risk

Our board of directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-day basis. The role of our board of directors and its committees is to oversee the risk management activities of management. Our board of directors fulfills this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our board of directors oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks and also reviews and discusses our policies with respect to risk assessment; our audit committee oversees risk management activities related to financial controls and legal and compliance risks; our compensation committee oversees risk management activities relating to our compensation policies and practices; and our nominating and corporate governance committee oversees risk management activities relating to the composition of our board of directors and management succession planning. Each committee reports to the full board of directors on a regular basis, including reports with respect to the committee’s risk oversight activities, as appropriate. In addition, since risk issues often overlap, committees may and occasionally do request that the full board of directors discuss particular risks.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is available on the Corporate Governance section of our website, which is located at http://ir.eledon.com/corporate-governance/governance-overview. We intend to disclose on our website any amendments to, or waivers from, the code of business conduct and ethics that are required to be disclosed pursuant to the disclosure requirements of Item 5.05 of Form 8-K within four business days following the date of the amendment or waiver.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted a written related person transaction policy to set forth policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, the amount involved exceeds the lesser of $120,000 or one percent of the average of the our total assets at year-end for the last two completed fiscal years, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

Our related person transaction policy contains exceptions for any transaction or interest that is not considered a related person transaction under SEC rules as in effect from time to time. In addition, the policy provides that an interest arising solely from a related person’s position as an executive officer of another entity that is a participant in a transaction with us will not be subject to the policy if each of the following conditions is met:

•	the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity;
•

the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction with us and do not receive any special benefits as a result of the transaction; and

•	the amount involved in the transaction is less than the greater of $200,000 and 5% of the annual gross revenue of the company receiving payment under the transaction.

The policy provides that any related person transaction proposed to be entered into by us must be reported to our Chief Executive Officer or Chief Financial Officer and will be reviewed and approved by our audit committee in accordance with the terms of the policy, prior to effectiveness or consummation of the transaction whenever practicable. The policy provides that if our Chief Executive Officer or Chief Financial Officer determines that advance approval of a related person transaction is not practicable under the circumstances, our audit committee will review and, in its discretion, may ratify the related person transaction at the next meeting of the audit committee. The policy also provides that alternatively, our Chief Executive Officer or Chief Financial Officer may present a related person transaction arising in the time period between meetings of the audit committee to the chair of the audit committee, who will review and may approve the related person transaction, subject to ratification by the audit committee at the next meeting of the audit committee.

In addition, the policy provides that any related person transaction previously approved by the audit committee or otherwise already existing that is ongoing in nature will be reviewed by the audit committee annually to ensure that such related person transaction has been conducted in accordance with the previous approval granted by the audit committee, if any, and that all required disclosures regarding the related person transaction are made.

The policy provides that transactions involving compensation of executive officers will be reviewed and approved by our compensation committee in the manner to be specified in the charter of the compensation committee.

A related person transaction reviewed under this policy will be considered approved or ratified if it is authorized by the audit committee in accordance with the standards set forth in the policy after full disclosure of the related person’s interests in the transaction. As appropriate for the circumstances, the policy provides that the audit committee will review and consider:

•	the related person’s interest in the related person transaction;
•	the approximate dollar value of the amount involved in the related person transaction;
•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of business of our company;
•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than the terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to us of, the transaction; and
•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The policy provides that the audit committee will review all relevant information available to it about the related person transaction. The policy provides that the audit committee may approve or ratify the related person transaction only if the audit committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The policy provides that the audit committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

Related Person Transactions

We have not been a party to any transaction since January 1, 2020 in which the amounts involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two years, and in which any of our directors, executive officers, nominees for director or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest that is reportable pursuant to Item 404(a) of Regulation S-K.

EXECUTIVE OFFICERS

Executive Officers

Certain information regarding our executive officers, as of March 31, 2022, is set forth below. Biographical information for David-Alexandre C. Gros and Steven Perrin is set forth under “Board of Directors and Corporate Governance” on page 6.

Name	Age	Position(s)
David-Alexandre C. Gros, M.D.	49	Chief Executive Officer
Paul Little	58	Chief Financial Officer
Steven Perrin, Ph.D.	57	President and Chief Scientific Officer
Bryan Smith	42	General Counsel, Corporate Secretary and Chief Compliance Officer

Paul Little has served as our Chief Financial Officer since March 2021. He has over 30 years of financial, operations, business strategy and leadership experience in global public companies. Before joining Eledon in March 2021, Mr. Little served as Chief Financial Officer of Sientra Inc., a medical aesthetics company that develops and sells medical aesthetics products to plastic surgeons, where he led finance, investor relations, information technology, and manufacturing from August 2018 to March 2021. During his tenure at Sientra, Mr. Little successfully led multiple public financing rounds while strengthening the balance sheet and driving organizational and operational efficiencies to accelerate revenue growth while improving cash flow. Prior to Sientra, Mr. Little served as Chief Operating Officer for Candela Medical (formerly Syneron-Candela) from October 2016 to September 2017, where he led the Company’s global supply chain and service organization and helped lead the execution of the growth strategy culminating in the sale of the company. Before Candela Medical, Mr. Little served as Vice President, Finance and Commercial Operations for Allergan PLC’s Medical Aesthetics division and as a key member of the senior leadership team, helping build Allergan into the global market leader for medical aesthetics. In this role, Mr. Little built the commercial finance, commercial operations and customer operations functions from the ground up and led the financial assessment and integration of over $3B in M&A activities. He joined Allergan from Conagra Brands, and began his career in public accounting at KPMG. Mr. Little holds a B.A. in Business Economics from the University of California, Santa Barbara.

Bryan Smith has served as our General Counsel, Corporate Secretary and Chief Compliance Officer since April 2021. Prior to joining Eledon, Mr. Smith was General Counsel, Corporate Secretary, and Chief Compliance Officer of Urovant Sciences, a biopharmaceutical company focused on developing therapies for urological conditions, from April 2018 to April 2021. During his time at Urovant, Mr. Smith led the company through its initial public offering and its eventual sale for $681 million to Sumitovant (a wholly owned subsidiary of Sumitomo Dainippon Pharma). From August 2011 to April 2018, Mr. Smith held leadership roles at Allergan, most recently serving as Associate Vice President and Senior Counsel and chief counsel to the company’s urology, neurology, aesthetics, and dermatology business units. Prior to joining Allergan, Mr. Smith was a litigator at Gibson, Dunn & Crutcher LLP. Mr. Smith received his B.A. in Political Science from Brigham Young University and his J.D. from the University of Southern California Law School. After graduating from law school, Mr. Smith was a law clerk to the Honorable Cormac J. Carney in the United States District Court for the Central District of California.

EXECUTIVE COMPENSATION

This section discusses the material elements of our executive compensation policies for our “named executive officers” and the most important factors relevant to an analysis of these policies. For 2021, our “named executive officers” include David-Alexandre C. Gros, our Chief Executive Officer, and our two other most highly compensated executive officers who served during the year ended December 31, 2021, Paul Little, our Chief Financial Officer and Bryan Smith, our General Counsel, Corporate Secretary and Chief Compliance Officer. In addition, this section provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and is intended to place in perspective the data presented in the following tables and the corresponding narrative.

Summary Compensation Table

The following table sets forth information regarding compensation earned by our named executive officers during the years ended December 31, 2021 and 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
David-Alexandre C. Gros, M.D. (2)	2021	$503,654	$100,000	$-	$-	$450	(3)	$604,104
Chief Executive Officer	2020	$150,000	$-	$-	$7,176,879	$92,428		$7,419,307
Paul Little	2021	$323,269	$-	$-	$1,851,199	$1,290	(3)	$2,175,758
Chief Financial Officer
Bryan Smith	2021	$276,923	$100,000	$-	$1,305,600	$213	(3)	$1,682,736
General Counsel, Corporate Secretary and Compliance Officer								-

(1)

These amounts represent the aggregate grant date fair value of awards for 2021 and 2020 computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718. See Note 8 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021 regarding assumptions underlying the valuation of equity awards.

(2)

Dr. Gros started as an employee of the Company in September 2020 and also served as a member of our board of directors during the year ended December 31, 2021 but did not receive any additional compensation for his service as a director.

(3)	Represents the value of the company-paid premiums for group term life insurance.

Narrative Disclosure to Summary Compensation Table

We review compensation for our executive officers annually. The material terms of the elements of our executive compensation program for 2021 are described below.

Our compensation committee sets base salaries and bonus opportunities and grants equity incentive awards to our executive officers. In setting base salaries and bonus opportunities and granting equity incentive awards, our compensation committee considers compensation for comparable positions in the market, the historical compensation levels of our executives, individual and corporate performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our company. As part of this process, Dr. Gros, as our Chief Executive Officer, prepares performance evaluations for the other executive officers and recommends annual salary increases, annual stock option awards and cash bonuses to the compensation committee. The compensation committee conducts a performance evaluation of Dr. Gros. Prior to approving compensation for our executive officers, the compensation committee consults with the full board of directors.

During our fiscal year ended December 31, 2021, our compensation committee engaged the services of compensation consulting firm Aon Consulting, Inc. (“Aon”) to advise the compensation committee regarding the amount and types of compensation that we provide to our executives and directors and how our compensation practices compared to the compensation practices of other companies. Aon reported directly to the compensation committee. The compensation committee believes that Aon does not have any conflicts of interest in advising the compensation committee under applicable SEC and Nasdaq rules. For 2021, the compensation committee engaged Aon specifically to:

•

participate in discussions with the compensation committee and selected members of senior management regarding our historical pay practices, incumbent roles and responsibilities, compensation philosophy and equity grant alternatives;

•	develop a peer group of publicly traded and comparable life science companies that we compete with for business, executive talent and investor capital;
•	review and assess the executive compensation practices disclosed by companies in the peer group;
•	review and assess our executive compensation program;
•

review equity grant practices for us and our industry peers, including topics such as equity plan dilution, annual share usage, prevalence of long-term incentive award vehicles and mix, and equity stakes for named executive officers; and

•	review and assess our non-employee director compensation program.

Base Salary

For 2021, Dr. Gros’s annual base salary was $505,000, Mr. Little’s annual base salary was $410,000 and Mr. Smith’s annual base salary was $400,000. We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.

Annual Bonus

Our board of directors may, in its discretion, award bonuses to our named executive officers from time to time.  In April 2021, we awarded discretionary bonuses to Dr. Gros in the amount of $100,000. This bonus payout was based on performance in 2020. In connection with Mr. Smith’s appointment in 2021, we awarded Mr. Smith a sign-on bonus in the amount of $100,000 pursuant to his employment agreement.

For 2022, we have established annual bonus targets based around a set of specified corporate goals for our named executive officers and will conduct an annual performance review to determine attainment of such goals. For 2022, Dr. Gros, Mr. Little and Mr. Smith are eligible for performance bonuses in the target amount of 60%, 40% and 40% of their respective base salaries. Our board of directors makes the final determination of the eligibility requirements for and the amount of such bonus awards.

Equity Incentives

Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. Accordingly, our compensation committee and board of directors periodically review the equity incentive compensation of our named executive officers and from time to time may grant equity incentive awards to them in the form of stock options or restricted stock unit awards.

Outstanding Equity Awards at Fiscal Year End 2021

The following table sets forth information regarding outstanding equity awards held by our named executive officers during the year ended of December 31, 2021.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
David-Alexandre C. Gros, M.D.	317,328	698,124	(1)	9.00	9/8/30
Paul Little	—	160,000	(2)	13.94	3/15/31
Bryan Smith	—	158,500	(3)	9.91	5/3/31

(1)

This option will vest as to 25.000% of the shares underlying the option on September 9, 2021 and vests as to an additional 2.083% of the shares underlying the option on the 9th day of each month thereafter through September 9, 2024.

(2)

This option vests as to 25.000% of the shares underlying the option on March 15, 2022 and vests as to an additional 6.250% of the shares underlying the option on the 15th day of each quarter thereafter through March 15, 2025.

(3)

This option vests as to 25.000% of the shares underlying the option on May 3, 2022 and vests as to an additional 6.250% of the shares underlying the option on the 3rd day of each quarter thereafter through May 3, 2025.

Employment Agreements and Potential Payments upon Termination or Change in Control

Employment Agreements

Each of our executive officers has an employment agreement that provide severance benefits in the event of certain qualifying terminations of employment, subject to the executive’s execution of a waiver and release of claims in favor of the Company and the existence of a proprietary information and inventions agreement between the executive and the Company.

Employment Agreement with Dr. Gros

We entered into an employment agreement with Dr. Gros on September 9, 2020, or the Gros employment agreement, under which Dr. Gros serves as our Chief Executive Officer. The Gros employment agreement provides that Dr. Gros is an at-will employee, sets forth his initial base salary of $500,000, and his eligibility to participate in employee benefit plans and programs generally available to other senior executives, as in effect from time to time. Dr. Gros also received a signing bonus of $92,000, which represents amounts earned for service as a consultant prior to his appointment as an officer on September 9, 2020. Under the Gros employment agreement, Dr. Gros is entitled to participate in our annual discretionary incentive plan, under which Dr. Gros’s target annual incentive bonus is 60% of his annual base salary, subject to achievement of key performance indicators as determined by our board of directors in consultation with Dr. Gros.

Subject to the satisfaction of certain performance-related goals set forth in his employment agreement, Dr. Gros will be eligible to receive a performance bonus in the amount of $10,000,000, payable at the election of the Company in cash, common stock or in a combination of cash and common stock. Subject to the exercise of certain warrants assumed by the Company in the Anelixis Transaction, Dr. Gros is also eligible to receive a grant of additional shares of common stock (which may be satisfied with a payment in cash in lieu of stock) that in the aggregate shall be equal to one percent of the total number of shares of common stock on a fully-diluted basis, subject to terms and conditions set forth in his employment agreement.

 Pursuant to the terms of the Gros employment agreement, if Dr. Gros’s employment is terminated for cause (as defined in his employment agreement) or by Dr. Gros without good reason (as defined in his employment agreement), Dr. Gros will receive (i) his base salary accrued through the date of termination, (ii) unpaid expense reimbursements, and (iii) any vested benefits under the employee benefit plans of the Company (the “vested compensation”). Pursuant to the terms of the Gros employment agreement, if Dr. Gros’s employment is terminated by the Company without cause (as defined in his employment agreement) or by Dr. Gros for good reason (as defined in his employment agreement), Dr. Gros will receive the vested compensation, and, subject to Dr. Gros’s execution of a release in favor of the Company, Dr. Gros will be entitled to receive: (i) an amount equal to twelve months of base salary, (ii) a pro rata portion of Dr. Gros’s annual target bonus for the year in which termination of service occurs, (iii) credit for an additional twelve months of vesting under all outstanding equity awards that are subject to time-based vesting criteria, and (iv) up to 12 months of health insurance reimbursement under COBRA. In the event that Dr. Gros’ employment is terminated without cause or for good reason within 90 days before or twelve months after a change in control of the Company (as defined in his employment agreement), in lieu of the severance payments and benefits described in the preceding sentences and subject to Dr. Gros’ execution of a release in favor of the Company, Dr. Gros will be entitled to receive, in addition to the vested rights: (i) an amount equal to 1.5 times his annual base salary and annual target bonus, (ii) full acceleration of vesting of all equity awards subject to time-based vesting criteria, and (iii) up to 18 months of health insurance reimbursement under COBRA.

Employment Agreement with Mr. Little

We entered into an employment agreement with Little on March 15, 2021, or the Little employment agreement, under which Mr. Little serves as our Chief Financial Officer. The Little employment agreement provides that Mr. Little is an at-will employee, sets forth his initial base salary of $410,000, and his eligibility to participate in employee benefit plans and programs generally available to other senior executives, as in effect from time to time. Mr. Little is entitled to participate in our annual discretionary incentive plan, under which Mr. Little’s target annual incentive bonus is 40% of his annual base salary, subject to achievement of key performance indicators as determined by our board of directors in consultation with Mr. Little.

Pursuant to the terms of the Little employment agreement, if Mr. Little’s employment is terminated for cause (as defined in his employment agreement) or by Mr. Little without good reason (as defined in his employment agreement), Mr. Little will receive (i) his base salary accrued through the date of termination, (ii) unpaid expense reimbursements, and (iii) any vested benefits under the employee benefit plans of the Company (the “vested compensation”). Pursuant to the terms of his employment agreement, if Mr. Little’s employment is terminated by the Company without cause (as defined in his employment agreement) or by Mr. Little for good reason (as defined in his employment agreement), Mr. Little will receive the vested compensation. Additionally, subject to Mr. Little’s execution of a release in favor of the Company, Mr. Little will be entitled to receive (i) an amount equal to 9 months of his base salary, payable over 9 months, (ii) accelerated vesting of the portion of all outstanding equity awards subject to time-based vesting that would have vested and become exercisable during the 9-month period following Mr. Little’s termination of employment, and (iii) up to 9 months of health insurance reimbursement under COBRA. In the event Mr. Little’s employment is terminated by the Company without cause (other than by reason of death or disability) or if Mr. Little resigns for good reason, in either event in connection with a change in control, Mr. Little shall be entitled to receive in lieu of the benefits described in the preceding sentences, and subject to Mr. Little’s execution of a release in favor of the Company, Mr. Little will be entitled to receive the vested compensation, as well as: (i) an amount equal to 1.0 times his base salary and annual target bonus for the year in which termination occurs, (ii) full acceleration of all equity awards subject to time-based vesting, (iii) payment equal to the greater of either Mr. Little’s annual target incentive bonus for the year in which the termination occurs or the annual target incentive bonus paid to Mr. Little with respect to the calendar year immediately preceding the calendar year during which the termination occurs, payable in a single lump sum, and (iv) up to 12 months of health insurance reimbursement under COBRA.

Employment Agreement with Mr. Smith

We entered into an employment agreement with Mr. Smith on April 19, 2021, or the Smith employment agreement, under which Mr. Smith serves as our General Counsel, Corporate Secretary, and Chief Compliance Officer. The Smith employment agreement provides that Mr. Smith is an at-will employee, sets forth his initial base salary of $400,000, and his eligibility to participate in employee benefit plans and programs generally available to other senior executives, as in effect from time to time. Mr. Smith also received a signing bonus of $100,000. Mr. Smith is entitled to participate in our annual discretionary incentive plan, under which Mr. Smith’s target annual incentive bonus is 40% of his annual base salary, subject to achievement of key performance indicators as determined by our board of directors in consultation with Mr. Smith.

Pursuant to the terms of the Smith employment agreement, if Mr. Smith’s employment is terminated for cause (as defined in his employment agreement) or by Mr. Smith without good reason (as defined in his employment agreement), Mr. Smith will receive (i) his base salary accrued through the date of termination, (ii) unpaid expense reimbursements, and (iii) any vested benefits under the employee benefit plans of the Company (the “vested compensation”). Pursuant to the terms of his employment agreement, if Mr. Smith’s employment is terminated by the Company without cause (as defined in his employment agreement) or by Mr. Smith for good reason (as defined in his employment agreement), Mr. Smith will receive the vested compensation. Additionally, subject to Mr. Smith’s execution of a release in favor of the Company, Mr. Smith will be entitled to receive (i) an amount equal to 9 months of his base salary, payable over 9 months, (ii) accelerated vesting of the portion of all outstanding equity awards subject to time-based vesting that would have vested and become exercisable during the 9-month period following Mr. Smith’s termination of employment, and (iii) up to 9 months of health insurance reimbursement under COBRA.  In the event Mr. Smith’s employment is terminated by the Company without cause (other than by reason of death or disability) or if Mr. Smith resigns for good reason, in either event in connection with a change in control, Mr. Smith shall be entitled to receive in lieu of the benefits described in the preceding sentences, and subject to Mr. Smith’s execution of a release in favor of the Company, Mr. Smith will be entitled to receive the vested compensation, as well as: (i) an amount equal to 1.0 times his base salary and annual target bonus for the year in which termination occurs,

(ii) full acceleration of all equity awards subject to time-based vesting, (iii) payment equal to the greater of either Mr. Smith’s annual target incentive bonus for the year in which the termination occurs or the annual target incentive bonus paid to Mr. Smith with respect to the calendar year immediately preceding the calendar year during which the termination occurs, payable in a single lump sum, and (iv) up to 12 months of health insurance reimbursement under COBRA.

401(k) Retirement Plan

We maintain a 401(k) retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code. In general, all of our employees are eligible to participate, beginning on the first day of the month following commencement of their employment. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $19,500 in 2021, and have the amount of the reduction contributed to the 401(k) plan. In 2021, the Company matched 50% up to 6%, max $1,000 for employee contributions.

Limitation of Liability and Indemnification

As permitted by Delaware law, we have adopted provisions in our restated certificate of incorporation (the “Certificate of Incorporation”) that limit or eliminate the personal liability of our directors. Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breaches of their fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or
•	any transaction from which the director derived an improper personal benefit.

These limitations do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies, including injunctive relief or rescission. If Delaware law is amended to authorize the further elimination or limiting of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law as so amended.

As permitted by Delaware law, our Certificate of Incorporation also provides that:

•	we will indemnify our directors and officers to the fullest extent permitted by law;
•	we may indemnify our other employees and other agents to the same extent that we indemnify our officers and directors, unless otherwise determined by our board of directors; and
•	we will advance expenses to our directors and officers in connection with legal proceedings to the fullest extent permitted by law.

The indemnification provisions contained in our Certificate of Incorporation are not exclusive. In addition, we have entered into indemnification agreements with each of our directors and executive officers. Each of these indemnification agreements provides, among other things, that we will indemnify such director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or executive officer, as applicable, provided that he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Each of these indemnification agreements provides that in the event that we do not assume the defense of a claim against a director or executive officer, as applicable, we are required to advance his or her expenses in connection with his or her defense, provided that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by us.

We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we understand that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In addition, we maintain standard policies of insurance under which coverage is provided to our directors and officers against losses arising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provisions or otherwise as a matter of law.

DIRECTOR COMPENSATION

2021 Non-Employee Director Compensation Policy

Our board of directors has approved a compensation policy for our non-employee directors that is designed to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

Under our non-employee director compensation policy, we pay each of our non-employee directors a cash retainer for service on the Board and for service on each committee on which the director is a member. The Board Chair and chair of each committee receives an additional retainer for such service. These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on our Board.

Cash Compensation

Based on a review of compensation practices, the board of directors has approved the following compensation for non-employee directors:

	2021
Name	Member Annual Service Retainer	Chairperson Annual Service Retainer
Board of Directors	$40,000	$175,000
Audit Committee	$10,000	$20,000
Compensation Committee	$7,500	$15,000
Nominating and Corporate Governance Committee	$5,000	$10,000
Science and Technology Committee	$7,500	$15,000

Equity Compensation

Our non-employee director compensation plan provides for (i) an initial equity grant of 40,000 stock options, which vest ratably over two years, subject to the director’s continued service as a director, and (ii) annual equity grants of 20,000 stock options, which vest after one year, subject to the director’s continued service as a director.

There were no annual grants issued to our directors in 2021.

Expense Reimbursement

Directors have been and will continue to be reimbursed for expenses directly related to their activities as directors, including attendance at board and committee meetings.

Fiscal Year 2021 Director Compensation Table

The compensation provided to our non-employee directors in 2021 is enumerated in the table below. The table excludes David-Alexandre C. Gros, MD, our CEO, and Steve Perrin, PhD, our President and Chief Scientific Officer, both of whom served as executive officers in 2021. Neither Dr. Gros nor Dr. Perrin received any compensation for serving as a director in 2021.

The following table sets forth information regarding compensation earned by our non-employee directors during for the year-ended December 31, 2021:

Name	Fees Earned or Paid in Cash ($)	Option Awards (1) ($)		Total ($)
Keith A. Katkin	$175,000	$-	(2)	$175,000
Gary A. Lyons	$65,000	$-	(2)	$65,000
Jan Hillson, M.D.	$23,750	$259,064	(3)	$282,814
John S. McBride	$65,000	$-	(2)	$65,000
June Lee, M.D.	$60,000	$-	(2)	$60,000
Walter Ogier	$61,250	$-	(2)	$61,250

(1)

The dollar amounts in this column represent the grant date fair value of the stock options granted during 2021. These amounts have been calculated in accordance with Financial Accounting Standards Board (“FASB”) ASC 718, Compensation – Stock Compensation, and, with respect to stock options, using the Black-Scholes option-pricing model. For a discussion of valuation assumptions, see Note 8 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021 regarding assumptions underlying the valuation of equity awards. These amounts do not necessarily correspond to the actual value that may be recognized from the stock options by the applicable directors.

(2)

As of December 31, 2021, each non-employee director holds the following number of outstanding and unexercised options: Mr. Katkin 332,087 options, Mr. Lyons 67,461 options, Mr. McBride 69,305 options, Dr. Lee 40,000 options, and Mr. Ogier 247,784 options.

(3)

Dr. Hillson was appointed to the Board of Directors effective July 1, 2021. The option award represents Dr. Hillson’s initial stock option grant of 40,000 options. As of December 31, 2021, Dr. Hillson had 40,000 outstanding and unexercised options.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table contains information about our equity compensation plans as of December 31, 2021. As of December 31, 2021, we had four equity compensation plans, each of which was approved by our stockholders: our 2007 Stock Incentive Plan or 2007 Plan, our 2014 Stock Incentive Plan or 2014 Plan, our 2020 Stock Incentive Plan or 2020 Plan, and our 2014 Employee Stock Purchase Plan, or 2014 ESPP.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	884,259	(1)	$16.38	4,101,494	(2)
Equity compensation plans not approved by security holders	3,349,718	(3)	$8.70	—
Total	4,233,977		$10.31	4,101,494	(4)

(1)

Consists of (i) 1,151 shares to be issued upon exercise of outstanding options under our 2007 Plan as of December 31, 2021; (ii) 100,532 shares to be issued upon exercise of outstanding options under our 2014 Plan as of December 31, 2021; and (iii) 782,576 shares to be issued upon exercise of outstanding options under our 2020 Plan as of December 31, 2021.

(2)

Consists of (i) 4,077,417 shares that remained available for future issuance under our 2020 Plan as of December 31, 2021 and (ii) 24,077 shares that remained available for future issuance under our 2014 ESPP as of December 31, 2021. The 2014 ESPP has been frozen since 2017. No shares remained available for future issuance under the 2007 Plan and 2014 Plan as of December 31, 2021.

(3)

Consists of (i) 1,307,355 shares to be issued upon exercise of outstanding options assumed in the Anelixis Transaction and (ii) 2,042,363 shares to be issued upon exercise of outstanding options to individuals that were not previously our employees or directors, as an inducement material to the individual’s entry into employment with us within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules.

(4)	On December 18, 2020, the Company’s stockholders approved the 2020 Plan with an initial aggregate number of shares available thereunder of 4,860,000.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Our audit committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2021 and discussed them with our management and our independent registered public accounting firm for the year ended December 31, 2021, KMJ Corbin & Company LLP.

Our audit committee has also received from, and discussed with, KMJ Corbin & Company LLP various communications that KMJ Corbin & Company LLP is required to provide to our audit committee, including the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

In addition, KMJ Corbin & Company LLP provided our audit committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the Company’s independent registered public accounting firm their independence.

Based on the review and discussions referred to above, our audit committee recommended to our board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

By the audit committee of the board of directors of Eledon Pharmaceuticals, Inc.

John S. McBride

Walter Ogier

Gary A. Lyons

MATTERS TO BE VOTED ON

Proposal 1: Election of Directors

Our Certificate of Incorporation provides for a classified board of directors. This means our board of directors is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of service of each class of directors is staggered so that the term of one class expires at each annual meeting of the stockholders.

Our board of directors currently consists of eight members, divided into three classes as follows:

•	Class I is comprised of June Lee, Walter Ogier, and Steven Perrin, each with a term ending at the 2024 annual meeting of stockholders.;
•	Class II is comprised of Keith A. Katkin and John S. McBride, each with a term ending at the Annual Meeting; and
•	Class III is comprised of David-Alexandre C. Gros, Gary A. Lyons and Jan Hillson, each with a term ending at the 2023 annual meeting of stockholders.

At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. Our board of directors, on the recommendation of our nominating and corporate governance committee, has nominated Keith A. Katkin and John S. McBride for election as Class II directors, each with a term ending at the 2025 annual meeting of stockholders. Mr. Katkin has been a member and the Chair of our board of directors since May 2017 and currently serves as the Chair of our nominating and corporate governance committee. Mr. McBride has been a member of our board of directors since May 2017 and currently serves on our nominating and corporate governance committee and serves as the Chair of our audit committee. For additional information regarding our director nominees and continuing directors, see “Board of Directors and Corporate Governance” above.

Unless otherwise instructed in the proxy, all proxies will be voted “FOR” the election of each of the Class II nominees identified above to a three-year term ending at the 2025 annual meeting of stockholders, each such nominee to hold office until their respective successor has been duly elected and qualified. Each of the nominees has indicated a willingness to continue to serve as director, if elected. In the event that any nominee should be unable or unwilling for good cause to serve if elected, discretionary authority is reserved for the named proxy holders to vote for a substitute nominee, or to reduce the number of directors on our board of directors. We do not expect that any of the nominees will be unable or unwilling for good cause to serve if elected.

Vote Required; Recommendation of the Board of Directors

A plurality of the votes cast by the stockholders entitled to vote on the election (meaning that the two director nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected as Class II directors). Broker non-votes and votes that are withheld will have no effect on the outcome of the election.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF Keith A. Katkin and John S. McBride tO SERVE AS CLASS II DIRECTORS.

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm

The audit committee has re-appointed KMJ Corbin & Company LLP (“KMJ”), as our independent registered public accounting firm for the fiscal year ending December 31, 2022. KMJ has served as our independent registered public accounting firm since July 2019. The audit committee reviews the performance of the independent registered public accounting firm annually.

At the Annual Meeting, our stockholders are being asked to ratify the appointment of KMJ as our independent registered public accounting firm for 2022. Although stockholder approval of the audit committee’s appointment of KMJ is not required by law, our board of directors believes that it is advisable to give stockholders an opportunity to ratify this appointment. In the event of a negative vote on this proposal, the audit committee will reconsider its selection. Even if this appointment is ratified, the audit committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the Company and its stockholders. KMJ has no direct or indirect material financial interest in our company or our subsidiaries. Representatives of KMJ are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Audit Fees and Services

KMJ was our independent registered public firm for the years ended December 31, 2021 and 2020. The following table summarizes the fees KMJ billed to us for each of the last two fiscal years. All of such services and fees were pre-approved by our audit committee in accordance with the “Pre-Approval Policies and Procedures” described below.

Fee Category	2021	2020
Audit Fees(1)	$191,052	$220,595
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$191,052	$220,595

(1)

“Audit Fees” consist of fees for the audit of our annual financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, other SEC filings, and other professional services provided in connection with regulatory filings or engagements.

Pre-Approval Policies and Procedures

Our audit committee has adopted procedures requiring the pre-approval of all audit and non-audit services performed by our independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is to be reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the audit committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services. The audit committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management. Our audit committee has delegated authority to the committee chair to pre-approve any audit or non-audit service to be provided to us by our independent registered public accounting firm provided that the fees for such services do not exceed $50,000. Any approval of services by the committee chair pursuant to this delegated authority must be reported to the audit committee at the next meeting of the committee.

The standard applied by the audit committee, or the chair of the audit committee, in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the ratification of the appointment of KMJ Corbin & Company LLP as our independent registered public accounting firm for the year ending December 31, 2022. Abstentions will not be counted as votes cast on the matter and will have no effect on the outcome of Proposal 2. No broker non-votes are expected on Proposal 2.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KMJ CORBIN & COMPANY LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

STOCK OWNERSHIP AND REPORTING

Security Ownership of Certain Beneficial Owners and Management

Unless otherwise provided below, the following table sets forth information regarding beneficial ownership of our common stock as of March 31, 2022 by:

•	each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;
•	each of our current directors;
•	our named executive officers; and
•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options, restricted stock unit awards or warrants that are currently exercisable or will become exercisable within 60 days after March 31, 2022 are considered outstanding and beneficially owned by the person holding the options, restricted stock units or warrants for the purpose of calculating the percentage ownership of that person, but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, to our knowledge, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to applicable community property laws. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership.

The column entitled “Percentage of Shares Beneficially Owned” is based on a total of 13,756,788 shares of our common stock outstanding as of March 31, 2022. Except as otherwise set forth below, the address of the beneficial owner is c/o Eledon Pharmaceuticals, Inc., 19900 MacArthur Boulevard, Suite 550, Irvine, California 92612. Beneficial ownership representing less than one percent of our outstanding common stock is denoted with an “*.”

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
Entities affiliated with BVF Partners L.P. (1)	2,326,710	16.9%
Entities affiliated with Cormorant Global Healthcare Master Fund L.P. (2)	1,361,922	9.9%
ALS Therapy Development Institute (3)	1,325,585	9.6%
Named Executive Officers and Directors:
Steven Perrin(4)	863,071	6.3%
David-Alexandre C. Gros(5)	432,105	3.1%
Walter Ogier(6)	247,784	1.8%
Keith A. Katkin(7)	168,677	1.2%
Paul Little(8)	50,000	*
Bryan Smith(9)	39,625	*
John S McBride(10)	36,883	*
Gary A. Lyons(11)	35,039	*
June Lee(12)	20,000	*
Jan Hillson	-	*
All executive officers and directors as a group (10 persons)(13)	1,893,184	13.8%

(1)

Based on information provided in a Schedule 13G/A filed by Biotechnology Value Fund LP (“BVF”) on January 28, 2022. According to the Schedule 13G/A, (i) BVF and BVF I GP LLC have shared voting and shared dispositive power over 1,274,973 shares of our common stock, (ii) Biotechnology Value Fund II, L.P. and BVF II GP, LLC have shared voting and shared dispositive power over 975,412 shares of our common stock, (iii) Biotechnology Value Trading Fund OS LP and BVF Partners OS Ltd. have shared voting and shared dispositive power over 58,688 shares of our common stock, (iv) BVF GP Holdings LLC has shared voting and shared dispositive power over 2,250,385 shares of our common stock, and (v) BVF Partners L.P., BVF Inc. and Mark N. Lampert have shared voting and shared dispositive power over 2,326,710 shares of our common stock. Consists of 2,309,073 shares of common stock held by Biotechnology Value

Fund, L.P. (“BVF”), Biotechnology Value Fund II, L.P. (“BVF2”), Biotechnology Value Trading Fund OS L.P. (“Trading Fund OS”), and 17,637 shares held in a certain Partners managed account (collectively, the “BVF Entities”). The shares reported in the table above do not include shares of common stock issuable upon conversion of convertible preferred stock and warrants held by certain of the foregoing entities. The convertible preferred stock and warrants are each subject to a beneficial ownership limitation of 9.99%, which does not permit the foregoing entities to convert or exercise that portion of the convertible preferred stock or warrants, as applicable, that would result in the entities owning, after conversion or exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The amounts and percentages in the table give effect to the 9.99% beneficial ownership limitations. The address of BVF is 44 Montgomery St., 40th Floor, San Francisco, California 94104.

(2)

Based on information provided in a Schedule 13G filed by Cormorant Asset Management, L.P. on February 14, 2022, as updated by information known to the Company as of March 31, 2021. According to the Schedule 13G, Cormorant Global Healthcare Master Fund, LP (“Master Fund”), Cormorant Global Healthcare GP, LLC, Cormorant Asset Management, LP and Bihua Chen (collectively, the “Cormorant Entities”) have shared voting and shared dispositive power over the shares of our common stock. The shares reported in the table above do not include additional shares of common stock issuable upon conversion of convertible preferred stock. The shares of convertible preferred stock are subject to a beneficial ownership limitation of 9.99%, which does not permit the Cormorant Entities to convert that portion of the convertible preferred stock that would result in the Cormorant Entities owning, after conversion, a number of shares of common stock in excess of the beneficial ownership limitation. The amounts and percentages in the table give effect to the 9.99% beneficial ownership limitation based on a total of 13,756,788 shares of our common stock outstanding as of March 31, 2022. Cormorant Global Healthcare GP, LLC serves as the general partner of the Master Fund. Cormorant Asset Management, LP serves as the investment manager to the Master Fund. Bihua Chen serves as the managing member of Cormorant Global Healthcare GP, LLC and the general partner of Cormorant Asset Management, LP. The address of Cormorant Global Healthcare is 200 Clarendon Street, 52nd Floor, Boston, MA 02116.

(3)	Based on information available to the Company. The address of ALS Therapy Development Institute is 300 Technology Square, Suite 400, Boston, MA 02139.
(4)	Consists of 863,071 shares of common stock underlying options that are exercisable as of March 31, 2022 or will become exercisable within 60 days after such date.
(5)

Consists of (i) 9,000 shares of common stock and (ii) 423,105 shares of common stock underlying options that are exercisable as of March 31, 2022 or will become exercisable within 60 days after such date.

(6)	Consists of 247,784 shares of common stock underlying options that are exercisable as of March 31, 2022 or will become exercisable within 60 days after such date.
(7)

Consists of (i) 677 shares of common stock and (ii) 168,000 shares of common stock underlying options that are exercisable as of March 31, 2022 or will become exercisable within 60 days after such date.

(8)

Consists of (i) 10,000 shares of common stock and (ii) 40,000 shares of common stock underlying options that are exercisable as of March 31, 2022 or will become exercisable within 60 days after such date.

(9)	Consists of 39,625 shares of common stock underlying options that are exercisable as of March 31, 2022 or will become exercisable within 60 days after such date.
(10)	Consists of 36,883 shares of common stock underlying options that are exercisable as of March 31, 2022 or will become exercisable within 60 days after such date.
(11)	Consists of 35,039 shares of common stock underlying options that are exercisable as of March 31, 2022 or will become exercisable within 60 days after such date.
(12)	Consists of 20,000 shares of common stock underlying options that are exercisable as of March 31, 2022 or will become exercisable within 60 days after such date.
(13)

Consists of (i) 19,677 shares of common stock and (ii) 1,873,507 shares of common stock underlying options that are exercisable as of March 31, 2022 or will become exercisable within 60 days after such date.

OTHER MATTERS

As of the date of this Proxy Statement, we know of no matter not specifically referred to above as to which any action is expected to be taken at the Annual Meeting. The persons named as proxies will vote the proxies, insofar as they are not otherwise instructed, regarding such other matters and the transaction of such other business as may be properly brought before the meeting, as seems to them to be in the best interest of the Company and our stockholders.

Stockholder Proposals for our 2023 Annual Meeting

Stockholder Proposals Included in Proxy Statement

In order to be considered for inclusion in our proxy statement and proxy card relating to our 2023 annual meeting of stockholders, stockholder proposals must be received by us no later than January 9, 2023, which is 120 days prior to the first anniversary of the mailing date of this proxy, unless the date of the 2023 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2022 annual meeting, in which case, the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy card in accordance with regulations governing the solicitation of proxies.

Stockholder Proposals Not Included in Proxy Statement

In addition, our by-laws establish an advance notice procedure for nominations for election to our board of directors and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement. In general, we must receive notice of other proposals of stockholders (including director nominations) intended to be presented at the 2023 annual meeting of stockholders but not included in the proxy statement by March 23, 2023, but not before February 21, 2023, which is not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. However, if the date of the 2023 annual meeting is more than 20 days before or more than 60 days after such anniversary date, notice must be received no earlier than the close of business 120 calendar days prior to such annual meeting and no later than the close of business on the later of 90 days prior to such annual meeting and 10 days following the day on which notice of the date of such annual meeting was mailed or public announcement of the date of such annual meeting was first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2023 annual meeting of stockholders may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our by-laws which also specify requirements as to the form and content of a stockholder’s notice.

Any proposals, notices or information about proposed director candidates should be sent to Eledon Pharmaceuticals, Inc., Attention: Secretary, 19900 MacArthur Boulevard, Suite 550, Irvine, California 92612.

In addition, a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2023 annual meeting of stockholders must provide written notice to our Secretary setting forth the information required by Rule 14a-19 under the Exchange Act, unless the required information has been provided in a preliminary or definitive proxy statement previously filed by the stockholders. Such written notice must be provided in accordance with Rule 14a-19 no later than April 22, 2023. If we change the date of the 2023 annual meeting of stockholders by more than 30 days from the date of this year’s annual meeting, your written notice must be received by the later of 60 days prior to the date of the 2023 annual meeting of stockholders or the 10th calendar day following the day on which public announcement of the date of the 2023 annual meeting of stockholders is first made. The notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under our by-laws as noted above.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be “householding” our proxy materials. This means a single Notice and, if applicable, the proxy materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received. We will promptly deliver a separate copy of the Notice and, if applicable, the proxy materials and our 2021 annual report to stockholders, which consists of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, to you if you write or call us at Eledon Pharmaceuticals, Inc., 19900 MacArthur Boulevard, Suite 550, Irvine, California 92612, Attention: Investor Relations, telephone: (949) 238-8090. If you would like to receive separate copies of our proxy materials and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

P.O. BOX 8016, CARY, NC 27512-9903

Eledon Pharmaceuticals, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of April 25, 2022

TIME:Tuesday, June 21, 2022 11:30 AM, Pacific Time

PLACE:	Eledon Pharmaceuticals, 19900 MacArthur Boulevard, Suite 550 Irvine, CA 92612

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET Go To: www.proxypush.com/ELDN •Cast your vote online •Have your Proxy Card ready •Follow the simple instructions to record your vote
PHONE Call 1-866-229-2195 •Use any touch-tone telephone •Have your Proxy Card ready •Follow the simple recorded instructions
MAIL •Mark, sign and date your Proxy Card •Fold and return your Proxy Card in the postage-paid envelope provided
“ALEXA, VOTE MY PROXY” •Open Alexa app and browse skills •Search “Vote my Proxy” •Enable skill

Go Green! To receive documents via e-mail, simply go to: www.proxydocs.com/ELDN

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints David-Alexandre C. Gros and Paul Little, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Eledon Pharmaceuticals, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED

IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

UR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/ELDN • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-229-2195 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided Eledon Pharmaceuticals, Inc. Annual Meeting of Stockholders For Stockholders as of record on April 19, 2021 TIME: Tuesday, June 15, 2021 11:30 AM, Local Time PLACE: Eledon Pharmaceuticals, 19900 MacArthur Boulevard, Irvine, CA 92612 This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints David-Alexandre C. Gros and Paul Little, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Eledon Pharmaceuticals, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Eledon Pharmaceuticals, Inc. Annual Meeting of Stockholders Please make your marks like this: X Use dark black pencil or pen only THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. Election of Directors FOR WITHHOLD 1.01 June Lee, M.D. #P2# #P2# FOR 1.02 Walter Ogier #P3# #P3# FOR 1.03 Steven Perrin, Ph.D. #P4# #P4# FOR FOR AGAINST ABSTAIN 2. Ratification of the appointment of KMJ Corbin & Company LLP as our Independent registered public accounting firm for the fiscal year ending December 31, 2021. #P5# #P5# #P5# FOR 3. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof. Check here Check here if you would like to attend the meeting in person. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Proposal_Page - VIFL Date Signature (if held jointly) Date